UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 29, 2017

Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

FLORIDA (State or Other Jurisdiction of Incorporation)	000-24452 (Commission File Number)	20-1424922 (I.R.S. Employer Identification Number)
3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071 (Address of Principal Executive Offices) (Zip Code)

(404) 842 - 2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01      Other Events

Final Default Judgment Entered Against the Republic of France

On September 29, 2017, the United States Bankruptcy Court for the Middle District of Florida (Jacksonville Division) (the “Bankruptcy Court”) entered a final default judgment in favor of RMS Titanic, Inc., a wholly-owned subsidiary of Premier Exhibitions, Inc., in an action it brought against the French Republic a/k/a Republic of France regarding ownership of approximately 2,100 artifacts recovered from the Titanic wreck site during an expedition conducted in 1987. The final default judgment confirms that the French Republic a/k/a Republic of France and its government agencies have no interest in the artifacts recovered from the 1987 expedition.

The foregoing description of the Final Default Judgment does not purport to be complete and is qualified in its entirety by reference to the Final Default Judgment, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
99.1	Final Default Judgment

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER EXHIBITIONS, INC.

Date: October 4, 2017	By:	/s/Daoping Bao
Daoping Bao
Chief Executive Officer